Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

DASEKE, INC.

(a Delaware corporation)

(Adopted as of April 1, 2024)

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Daseke, Inc. (the “Corporation”) in the State of Delaware shall be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may also have another office or offices, and keep the books and records of the Corporation, except as may be required by law, at such other place or places either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or as the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. All meetings of stockholders of the Corporation shall be held at such place, if any, as may be designated from time to time by the Board or Ranking Officer or, if not so designated, at the principal place of the Corporation.

2.2 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business may properly be brought before the meeting shall be held on a date and at a time designated by the Board or the Ranking Officer. For the purposes of these Bylaws, “Ranking Officer” means the Chairman of the Board or, if none, the Chief Executive Officer or, if none, the President or, if none, a Vice President.

2.3 Special Meetings. Special meetings of stockholders of the Corporation may be called at any time by the Board or the Ranking Officer, and shall be held on such date and at such time as the Board or Ranking Officer shall fix. Business transacted at any special meeting of stockholders of the Corporation shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Except as otherwise provided by law or these Bylaws, written notice of all meetings of stockholders of the Corporation shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder to whom the notice is given. The notices of meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposed for which the meeting is called. If notice is given my mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

2.5 Voting List. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting (a) on a reasonable accessible electronic network, provided that the information required to gain access to such list is provided with notice of meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept open for examination at the meeting as required by the DGCL.

2.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders of the Corporation. If a quorum is not present or represented by proxy at a meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with Section 2.7 of these Bylaws, without notice other than announcement at the meeting, until a quorum is present or represented.

2.7 Adjournments. Any meeting of stockholders of the Corporation, whether or not a quorum is present, may be adjourned for any reason from time to time to another time or to another place, if any, by either the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. It shall no be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8 Voting and Proxies. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled to one (1) vote for, in person or by proxy, each share of stock entitled to vote held of record by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from its date, unless the proxy expressly provides for a longer period.

2.9 Action at Meeting. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, when a quorum is present at a meeting of stockholders of the Corporation, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy and voting on such matter. When a quorum is present at a meeting of stockholders of the Corporation, an election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

2.10 Conduct of Meetings; Inspectors.

(a) Meeting of stockholders of the Corporation shall be presided over by the Chairman of the Board, if any, or, in the Chairman’s absence, by a person designated by the Board or, in the absence of a person so designated by the Board, by a chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person (including by means of electronic communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board may adopt from time to time by resolution or resolutions such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate or convenient, including, without limitation, such guidelines and procedures as it may deem appropriate or convenient regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) In advance of any meeting of stockholders, the Board or the Ranking Officer shall appoint one or more inspectors of election to act at a meeting of stockholders of the Corporation and make a written report thereof. One or more other persons may be designated as alternate inspectors to act at such meeting. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Except to the extent prohibited by law, inspectors may be officers, employees, or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of the inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by the DGCL and shall announce the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.

2.11 Action by Consent in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the attention of the Secretary at the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

3.2 Number, Election and Term. Unless otherwise provided in the Certificate of Incorporation, the number of directors on the Board shall be fixed from time to time by resolution or resolutions of the Board. With the exception of the initial directors, each director shall be elected at each annual meeting of stockholders except as provided in Section 3.5 of these Bylaws. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

3.3 Quorum and Voting. Each director shall be entitled to one (1) vote except as otherwise provided in the Certificate of Incorporation. Except as otherwise provided by law, the Certificate of Incorporation, or the Bylaws, a majority of the authorized number of directors at anytime shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a duly called meeting at which a quorum is present shall be regarded as the act of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting to another time and place, if any, without further notice other than announcement at the meeting.

3.4 Removal. Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board may be removed, with or without cause, by the holders of a majority in voting power of all issued and outstanding stock entitled to vote at an election of directors.

3.5 Vacancies. Except as otherwise provided by the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

3.6 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Ranking Officer or the Secretary of the Corporation. Such resignation shall be effective at the time specified in such notice or, is not specified, upon receipt thereof. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, if any, as shall be determined from time to time by the Board; provided however, any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place, if any, as the annual meeting of stockholders.

3.8 Special Meetings. Special meetings of the Board may be held at any time and place, if any, designated in a call by the Chairman of the Board, if any, two or more directors, or by the sole remaining director.

3.9 Notice of Special Meetings. Notice of any special meeting of the Board shall be given to each director by the Secretary of the Corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone, or by electronic mail at least 24 hours in advance of the meeting, (b) by sending a telegram, telecopy, electronic transmission, or other form of recorded communication or by delivering written notice by hand, to such director’s last known business, home, or electronic mail address at least 48 hours in advance of the meeting, or (c) by sending written notice, via reputable overnight courier, to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purpose or purposes of the meeting.

3.10 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.11 Action by Consent. Any action required or permitted to be taken by the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee thereof, as the case may be, consent to the action in writing or by electronic transmission or transmissions, and the written consent or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof.

3.12 Committees.

(a) The Board may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provide in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(b) Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

3.13 Compensation of Directors. Members of the Board and committees thereof may receive such compensation, if any, for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine by resolution or resolutions. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary companies in any other capacity and receiving compensation for such service.

ARTICLE IV

OFFICERS

4.1 Officers. The officers of the Corporation may include a Chairman, a President, Vice -Presidents, a Secretary, a Treasurer and such other officers as the Board may from time to time determine, each of whom shall be elected by the Board, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board. Each officer shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been duly elected and qualified or until such person’s earlier death, resignation, disqualification or removal. Any two or more or such offices may be held by the same person.

4.2 Resignation and Removal. Any officer may resign at any time by delivering a written resignation to the Corporation at its principal office or to the Ranking Officer or the Secretary of the Corporation. Such resignation shall be effective at the time specified in the notice thereof, or if not specified, upon receipt thereof. Any officer may be removed at any time, with or without cause, by a vote of a majority of the entire number of directors then in office (excluding, in the event such officer is also a director, such director). Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such resignation or removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

4.3 Vacancies. The Board may select a successor to fill any vacancy occurring in any office. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified or until such officer’s earlier death, resignation, disqualification, or removal.

4.4 Chairman of the Board. The Board may appoint from its members a Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and herein. Unless otherwise provided by these Bylaws, the Chairman of the Board shall preside at all meetings of the Board and stockholders.

4.5 President. The President shall perform such duties and shall have such powers as the Board may from time to time prescribe.

4.6 Secretary and Assistant Secretaries. The Secretary of the Corporation shall perform such duties and shall have such powers as the Board of the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and keep a record of the proceedings, to maintain a stock ledger, to prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer, or the Secretary of the Corporation may from time to time prescribe.

4.7 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board or the Treasurer may from time to time prescribe.

4.8 Compensation. Officers of the Corporation shall be entitled to such compensation, if any, as shall be fixed from time to time by the Board by resolution or resolutions. No officer shall be prevented from receiving such compensation because such officer is also a director of the Corporation.

ARTICLE V

DECLARATION AND EXECUTION OF INSTRUMENTS

5.1 Declaration. Any officer of the Corporation is authorized and empowered to appear and make answer for the Corporation to all writs, orders, interrogatories upon articulated facts issued out of any Court and to declare for and on behalf of the Corporation any answer to writs or attachment by way of garnishment in which the Corporation is garnishee, and to make all solemn or sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding up or bankruptcy orders upon any debtor or the Corporation and to attend and vote at all meetings of creditors of any of the Corporation’s debtors and grant proxies in connection therewith.

5.2 Execution of Instruments. Contracts, documents, or other instruments in writing requiring the execution by the Corporation may be signed by any director or officer and all contracts, documents or other instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. Notwithstanding this provision, the directors are authorized from time to time to sign, by resolution, to appoint an officer or officers, a director or directors or any other person on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts documents or instruments in writing on behalf of the Corporation.

ARTICLE VI

CAPITAL STOCK

6.1 Stock Certificates. There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates representing such shares; provided, however, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertified shares. Every holder of shares of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or the President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

6.2 Transfers. Except as otherwise established by any rules and regulations adopted by the Board, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation, or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge, or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

6.3 Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertified shares in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft, or destruction and the giving of such indemnity, including a bond, as the Board may require for the protection of the Corporation or any transfer agent or registrar.

6.4 Record Date. In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of any stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or , if notice is waived, at the close of business on the next day preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

INDEMNIFICATION

7.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

7.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VII or otherwise.

7.3. Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or Section 7.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

7.4 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

7.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

7.6 Indemnification of Other Persons. This Article VII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VII.

7.7 Amendments. Any repeal or amendment of this Article VII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

7.8 Certain Definitions. For purposes of this Article VII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

7.9 Contract Rights. The rights provided to Indemnitees pursuant to this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

7.10 Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each calendar year and end on the last day of December of the same calendar year.

8.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

8.3 Waiver of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to receive notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

8.4 Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer or any other officer of the Corporation authorized by the Board may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this Corporation.

8.5 Evidence of Authority. A certificate by the Secretary of the Corporation, or an Assistant Secretary of the Corporation, as to any action taken by the stockholders, directors, a committee of the Board or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

8.6 Reliance Upon Books, Reports and Records. Each director, member of any committee designated by the Board and officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying upon in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected within reasonable care by or on behalf of the Corporation.

8.7 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly qualified, are qualified by the Certificate of Incorporation and applicable law.

8.8 Severability. Subject to Section 7.10, any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

8.9 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may so require.

8.10 Examination of Corporate Records. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other such writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or principal place of business. Where the stockholder seeks to inspect the books and records of the Corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (a) that the stockholder has complied with the provisions of this section and the DGCL respecting the form and manner of making a demand for inspection of such documents and (b) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the Corporation and has complied with the provisions of this section and the DGCL respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection sought is for an improper purpose.

ARTICLE IX

AMENDMENTS

These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote generally upon the election of directors. The Board shall also have the authority to amend or repeal these Bylaws, in whole or in part, or to adopt new Bylaws subject to the foregoing power of the stockholders to amend or repeal such Bylaws or adopt new Bylaws and except as provided by applicable law.